EXHIBIT 10.55
PATENT PURCHASE AGREEMENT

This PATENT PURCHASE AGREEMENT (this “Agreement”) is entered into on October 31, 2013 (the “Effective Date”) by and between DELPHI TECHNOLOGIES, INC., a Delaware corporation, of 5725 Delphi Drive, Troy, MI 48098-2815 USA (“Seller”) and Loopback Technologies, Inc., a Delaware corporation of 2331 Mill Road Suite 100 Alexandria, VA 22314 (“Purchaser”). The parties hereby agree as follows:

1.	Background

1.1	Seller owns certain United States patents and patent applications and related foreign patents and applications.

1.2
Seller wishes to sell to Purchaser all of Seller’s right, title and interest in the Acquisition Patents (as defined below) and any and all rights associated therewith, including, without limitation, the rights to further develop the technology, to commercialize and to enforce the constitutional right to exclude others from practicing the technology.

1.3	Purchaser wishes to purchase from Seller all right, title and interest in the Assigned Patent Rights (as defined below).

2.	Definitions

2.1	“Acquisition Patents” means the Patent Families listed on Exhibit A-1 hereto, as the same shall be finalized at Closing in accordance with Section 3.3 below.

2.2
“Affiliate” means, with respect to any Person, any Entity in any country that controls, is controlled by or is under common control with such Person. The term “control” means possession directly or indirectly of the power to direct or cause the direction of the management and policies of an Entity, whether through the ownership of voting securities, by trust, management agreement, contract or otherwise; provided, however, that beneficial ownership of at least fifty percent (50%) of the voting equity interests of an entity shall be deemed to be control

2.3
“Assigned Patent Rights” means the Acquisition Patents and (a) all causes of action (whether currently pending, filed, or otherwise) and other enforcement rights under the Acquisition Patents including, without limitation, all rights to sue, to countersue and to pursue damages, injunctive relief, and any other remedies of any kind for past, current and future infringement; and (b) all rights to recover and collect settlement arrangements, license payments (including lump sum payments), royalties and other payments due now or hereafter due or payable with respect thereto, under or on account of any of the Acquisition Patents or any of the foregoing and (c) any and all privileges, including the benefit of all attorney client privilege and attorney work product privilege.

2.4
“Entity” means any corporation, partnership, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, governmental entity (or any department, agency, or political subdivision thereof) or any other legal entity.

2.5	“Executed Assignment” means an executed original of the Patent Assignment Agreement in Exhibit B.

2.6
“Patents” means any patents and patent applications, including but not limited to all reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, provisionals and divisions of such patents, and any patents and patent applications which claim priority to any of the foregoing, and all foreign counterparts of the foregoing.

2.7
 "Patent Families" means a group of one or more Patents which are all related to each other by way of claiming a common priority date from one of the Patents in that group, including, for the avoidance of doubt, any Additional Inventions and Patents (as defined below) of such Patents.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

2.8	“Person” means any individual or Entity.

3.	Selection of Patents; Document Delivery; Broker

3.1
As of the Effective Date, Exhibit A-1 identifies the fifteen (15) Patent Families that Purchaser is contemplating acquiring at Closing (as defined below).  At any point prior to the Closing, Purchaser shall be permitted to amend Exhibit A-1 in accordance with the provisions set forth in Section 3.3 below.

3.2
Document Delivery.  As soon as reasonably practicable after the Effective Date, Seller shall send to Purchaser, via Federal Express or other reliable overnight delivery service or by hand delivery, all prosecution files and all other documents, communications and files (electronic or otherwise) regarding the ownership, prosecution, maintenance and enforcement of the fifteen (15) Patent Families identified in Exhibit A-1 on the Effective Date to the extent the same are in the possession or control of the patent department of Seller, any affiliate of Seller or their respective counsel, agents or related parties, including, but not limited to those documents listed on the Document Request Form attached hereto as Exhibit C (collectively, the “Documents”), and in addition will sign the affidavit attached to the Document Request Form as Attachment 1 or alternatively, the affidavit attached to the Document Request Form as Attachment 2.

3.3
Substitute Patent Families.  At any time between the Effective Date and the Closing Date, Purchaser will have the right to inform the Seller of the potential substitution of a different available Patent Family listed in Exhibit A-2 in place of any of the Patent Families listed in Exhibit A-1 (each a “Substitute Patent Family”) or the removal of a Patent Family listed on Exhibit A-1.  After such substitution, Seller will provide Documents for such Substitute Patent Family as forth in Section 3.2 and Purchaser will promptly review such Documents after receipt thereof to accept or reject the Substitute Patent Family, in its sole discretion and such process shall continue until Closing.  Once a Patent Family has been accepted by Purchaser for purchase, it shall remain on Exhibit A-1 and Exhibit A-1 shall be further updated by Purchaser to reflect any substitutions and/or removals and shall become final at Closing, unless certified as final by Purchaser on an earlier date if the reviews of the Acquisition Patents and Substitute Patent Families have been earlier concluded.  In the event that after Purchaser’s review of available Substitute Patent Families, Purchaser has exhausted the list of available Patent Families on Exhibit A-2 without confirming fifteen (15) Patent Families as Acquisition Patents,  (i) Seller will update Exhibit A-2 to provide additional Patent Families for Purchaser’s consideration until such time as Purchaser has designated fifteen (15) Patent Families as Acquisition Patents or (ii) if Seller if unable or otherwise fails to provide additional Patent Families acceptable to Purchaser as set forth in Section 3.3(i) by the Closing Date, the Purchase Price will be reduced by an amount equal to the product of * multiplied by a fraction (a) the numerator of which shall be the number of Patent Families listed on the final Exhibit A-1 constituting the Acquisition Patents and (b) the denominator of which shall be fifteen (15).

3.4
Notwithstanding Seller’s delivery obligations under Section 3.2 and Section 3.3 above, in the event that a Document related to ownership, prosecution, maintenance, notice of claims of prior art, validity or Seller’s enforcement is discovered at any time following the Closing that was not provided to Purchaser in accordance with Section 3.2 or Section 3.3 above as well as other Documents that are knowingly withheld (any such Document, an “Undisclosed Document”), Seller will promptly provide to Purchaser the Undisclosed Document.     To the extent that any Undisclosed Document is material to any of the Acquisition Patents (including but not limited to, the validity or enforceability thereof or chain of title thereto), in addition to of any other rights or remedies Purchaser may have under law or this Agreement, Purchaser shall be entitled to demand and Seller will promptly pay, a refund of a portion of the Purchase Price, equal to the product of the Purchase Price multiplied by a fraction (a) the numerator of which shall be the number of Patent Families constituting the Acquisition Patents impacted by the Undisclosed Document and (b) the denominator shall be the total number of Patent Families constituting the Acquisition Patents.  In the event of any refund pursuant to this paragraph, Purchaser will assign ownership to Seller of the Acquisition Patents within the pertinent Patent Family.  In the event that Purchaser has received any revenues from third parties attributable to such pertinent Patent Family, * of such revenues will be netted out against that portion of the Purchase Price to be refunded.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

3.5
Broker Activity.  Promptly after Closing, Purchaser shall engage a third party patent broker (“Broker”) to make the Acquisition Patents available for purchase by third parties for a minimum period of thirty (30) days on terms and conditions acceptable to Purchaser.  Notwithstanding anything to the contrary contained herein, Purchaser shall be permitted to provide to such interested third parties, subject to obligations of confidentiality at least as stringent as those contained herein, a copy of this Agreement and access to any Documents.

4.	Cash Consideration

4.1
Subject to any adjustment under Section 3.3 above, in addition to all other consideration to which Seller is entitled hereunder, Purchaser shall pay to Seller * ($*) (the “Purchase Price”) as consideration for the sale, assignment, transfer and conveyance of the Assigned Patent Rights to Purchaser under this Agreement.  Subject to the Closing, the Purchase Price shall be paid on the Closing Date (as defined below).

4.2	All payments shall be made by wire transfer of funds to Seller:

*

5.	License Back Under Patents.

5.1
License Back.  As additional valuable consideration hereunder, subject to the Closing, Purchaser grants to Seller and its Affiliates, under the Acquisition Patents, a royalty-free, irrevocable, perpetual, non-exclusive, non-divisible, nontransferable (except as provided in Section 10.4 below) worldwide right and license, without the right to sublicense, to make, have made, use, sell, offer for sale, import and otherwise distribute Licensed Products (as defined below) (the “License”). Seller (and its Affiliates) will not act with intent to provide any third party the benefits of this License, by entering into transactions outside the ordinary course of Seller’s (and its Affiliates’) business.  Except as set forth in Section 10.4, the License, as to any Affiliate of Seller, will terminate as to such member if and when such member ceases to meet the requirements of being an Affiliate of Seller.  Notwithstanding the foregoing, with respect to Seller, the term “Affiliates” excludes any Person that is a party to a pending patent infringement claim or lawsuit filed with respect to the Acquisition Patents at such time, following the Effective Date, as the Person becomes an Affiliate.

“Licensed Products” means any and all products and processes of Seller and its Affiliates which incorporate subject matter claimed or protected by the Acquisition Patents.

5.2
Pass-Through Rights. For the avoidance of doubt and notwithstanding anything to the contrary contained herein, the License may be passed through to Seller’s and Seller’s Affiliates’ purchasers, sellers, importers, distributors or users of the Licensed Products, as applicable,  and extends to  an integrated system  (a “Combined Licensed Product”)  only as required to the extent that the manufacture, sale, offering to sell, import, use or other disposal of the Combined Licensed Product would not infringe (including without limitation any forms of indirect infringement) one or more claims or any of the Acquisition Patents but for the inclusion of a Licensed Product within the Combined Licensed Product;

5.3	No Third Party Rights. Neither Seller nor any of Seller’s Affiliates will act with the primary intent to provide any third party the benefit of the rights under the License.

5.4
No License Transfer.  Except as explicitly permitted in Section 10.4 hereunder, Seller shall not assign nor transfer this License or any right, benefit or obligation hereunder, including by a change of control (which shall be deemed an assignment and similarly limited), operation of law or otherwise without the prior written consent of Licensor.

5.5
Limited Release.  Upon the Closing, Purchaser hereby irrevocably releases Seller and its Affiliates and their product and service distributors, resellers, retailers, customers and other recipients duly in possession of Licensed Products from any and all liability for any infringement of the Acquisition Patents prior to the Closing solely with respect to such Licensed Products.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

6.	Transfer of Patents and Additional Rights

6.1
Assignment of Patents.  Seller hereby  sells, assigns, transfers and conveys to Purchaser all right, title and interest in and to the Assigned Patent Rights and will provide Purchaser with the Executed Assignment for the Assigned Patent Rights upon receipt of the Purchase Price.  Purchaser shall be responsible for recording the Executed Assignment with the United States Patent and Trademark Office (or its foreign counterparts as applicable) and shall provide Seller with written evidence thereof promptly after doing so.

6.2
Additional Patents.  Seller hereby represents and warrants to Purchaser that all patents, reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, provisionals and divisions of the Acquisition Patents and patents and patent applications that claim priority to any of the foregoing are (or will be at Closing) listed on Exhibit A-1. In the event that Purchaser discovers, at any time any patents, reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, provisionals and divisions of the Acquisition Patents or patents or patent applications that claim priority to any of the foregoing that are owned by Seller other than those listed in Exhibit A-1 (the “Additional Inventions and Patents”), then the Additional Inventions and Patents shall be sold, including by transferring, assigning and setting over, to Purchaser, all right, title and interest thereto, for no additional consideration, and the Additional Inventions and Patents shall be deemed “Acquisition Patents”, as applicable, under this Agreement, for all intents and purposes. In such event, the Parties shall sign an amended Exhibit A-1 to add the Additional Inventions and Patents thereto and in the event that Purchaser’s notification to Seller is subsequent to the Closing, then the Parties shall conduct a subsequent closing and the provisions of Section 7.1 shall apply to the sale, assignment transfer and setting over to Purchaser of the Additional Inventions and Patents, mutatis mutandis.

6.3
No Assumption of Liabilities.  It is expressly understood and agreed that Purchaser shall not be liable for and hereby disclaims any assumption of any of the obligations, claims or liabilities of Seller and/or its Affiliates and/or of any third party of any kind or nature whatsoever arising from or in connection with any circumstances, causes of action, breach, violation, default or failure to perform with respect to the Assigned Patent Rights prior to the Closing and/or for any liability in connection with the Preexisting Licenses (as defined below).  To the extent that any of the Assigned Patent Rights relate to inventions that by law or regulations governing employee inventions require compensation to be paid to the employee inventors (“Employee Inventors”), the Seller shall be responsible for paying each of the Employee Inventors named in the Assigned Patent Rights their respective portion of any required inventor compensation.

7.	Closing and Additional Obligations

7.1	The closing of the purchase and sale of the Assigned Patent Rights (the “Closing”) shall take place on or before December 15, 2013,unless otherwise agreed, above (the “Closing Date”).

(a)
At the Closing, Seller shall execute and deliver to Purchaser (i) the Executed Assignment, as well as (ii) a copy of all corporate approvals required by it in order to executive, deliver and perform this Agreement and the transactions contemplated hereunder.

(b)
At the Closing, to the extent that there is (i) any amendment or material change to the representations and/or warranties of Seller as provided herein (and any related Exhibits), including but not limited to, as the result of the designation of any Substitute Patent Families as Acquisition Patents pursuant to Section 3.3 above, Seller shall bring down its representations and warranties as of immediately prior to the Closing Date (the “Bring Down Schedule”) and deliver such Bring Down Schedule to Purchaser or (ii) no such amendment or material change to the representations and/or warranties of Seller as provided herein, Seller shall provide written confirmation that no such amendments or materials changes so exist (the “Bring Down Certification”) .

(c)	The obligation of Purchaser to consummate the Closing (all of which shall be deemed waived if the Closing occurs) is subject to the satisfaction or waiver by Purchaser of the following conditions:

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

(i)	Seller shall have performed all of its obligations hereunder required to be performed by it at or prior to the Closing;

(ii)
the representations and warranties of Seller contained in this Agreement shall be true at and as of the Closing, as if the Closing was substituted for the date in such representations and warranties; and no information contained in Seller’s Bring Down Schedule shall reflect a material adverse change in the representations and warranties of the Seller from the Effective Date until the Closing Date (unless otherwise waived in writing by Purchaser, in its sole discretion);

(iii)
no court, arbitrator or governmental authority shall have issued any order, and there shall not be any applicable law, restraining the effective operation or use by Purchaser of any of the Assigned Patent Rights on or after the Closing;

(iv)
all corporate and other proceedings in connection with the transactions contemplated by this Agreement shall have been performed by Seller, all documents and instruments incident to such transactions and reasonably requested by Purchaser shall be reasonably satisfactory in substance and form to Purchaser and its counsel, shall have been executed and Purchaser and its counsel shall have received counterpart originals or certified or other copies of such documents and instruments as Purchaser or its counsel may reasonably request; and

(v)
Purchaser being satisfied, in its sole discretion and in consultation with counsel, that the Acquisition Patents are valid and enforceable, taking into consideration any information contained in the Documents.

7.2
Further Assurance.  At the reasonable request of Purchaser, Seller will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby, including execution, acknowledgment and recordation of other such papers for fully perfecting and conveying unto Purchaser the benefit of the transactions contemplated hereby.  Without limiting the foregoing, Seller will direct its counsel to work cooperatively with Purchaser’s counsel, in a timely manner and, in any event, as soon as practical, including but not limited to responding to any third-party requests for information as authorized by Purchaser and by granting access to inventors currently employed by Seller. To induce Seller to enter into this Agreement, Purchaser will conduct its business in accordance with good business practices.

7.3
Inventor Agreements.  Seller will make every reasonable effort to cooperate with Purchaser and Purchaser's counsel, in obtaining and delivering to Purchaser inventor agreements, in the form attached hereto as Exhibit E, signed by each of the inventors under the Acquisition Patents, and if asked by such inventors will encourage the inventors to so sign the inventor agreements.

7.4
Inventor Oath and Declaration.  Seller shall obtain and deliver to Purchaser fully executed declarations from each employee inventor under those of the Acquisition Patents which are, as of the Effective Date, pending before the United States Patent and Trademark Office (a “Pending Patent”), in the form attached hereto as Exhibit F or in another form compliant with 37 CFR 1.63 as in force on the filing date of the Pending Patent and on the Effective Date, in connection with any Pending Patent.  The foregoing shall not apply to any Pending Patent(s) which are reissue applications.  All Pending Patents that are reissue applications will be particularly designated as such by the Seller.  Upon request by Purchaser, Seller will permit Purchaser’s counsel to conduct telephone interviews with each inventor currently employed by Seller at a mutually convenient time for Purchaser’s counsel and such inventor.

7.5
Payment of Fees.  Purchaser will be responsible for any maintenance fees, annuities, and the like due or payable on the Acquisition Patents following the Closing Date and will reimburse Seller for any such fees, annuities incurred after the Closing Date and the like that are paid by Seller.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

8.	Representations And Warranties Of Seller

Seller hereby represents and warrants to Purchaser as follows that, as of the Effective Date:

8.1
Authority.  Seller has the full power and authority, and has obtained all third party consents, approvals or other authorizations required, to enter into this Agreement and to carry out its obligations hereunder, including, without limitation, the assignment of the Assigned Patent Rights to Purchaser. The execution and delivery of this Agreement and the related transaction documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions on the part of Seller. This Agreement and the other transaction documents have been duly executed and delivered by the Seller, and constitute legal, valid and binding obligations of Seller, enforceable in accordance with their terms.

8.2
Non-Contravention.  Seller’s execution, delivery, and performance of its obligations under this Agreement will not conflict with or violate the corporate documents of Seller or any laws to which Seller is subject, or any agreement or other obligation of Seller or binding upon Seller’s assets or result in the creation or imposition of any mortgage, lien, charge, pledge, security interest, other encumbrance or third party right upon any of the Assigned Patent Rights.

8.3
Title and Contest.  Seller owns all right, title, and interest to the Assigned Patent Rights, including all right, title, and interest to sue for infringement of the Acquisition Patents and all attorney-client privilege. The Assigned Patent Rights are free and clear of all liens, claims, mortgages and security interests. There are no actions, suits, investigations, claims or proceedings threatened, pending or in progress relating in any way to the Assigned Patent Rights. Seller is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant with respect to the use of any of the Assigned Patent Rights or subject matter disclosed and claimed in the Acquisition Patents or in connection with the licensing or sale of any of the Assigned Patent Rights to third parties, in each case, other than under the Preexisting Licenses.

8.4
Preexisting Licenses.  No licenses under the Acquisition Patents, or interest or rights in any of the Assigned Patent Rights, have been granted or retained other than as set forth on Exhibit G and those to be granted at Closing as set forth in Article 5 (the “Preexisting Licenses”). To Seller’s best knowledge, the Preexisting Licenses are non-sublicensable (except as to have-made or similar rights and further, except as to affiliates and to suppliers of the licensees) and non-transferable (except in connection with a merger, acquisition, or similar transaction) and non-assignable. Seller represents and warrants that no exclusive licenses under the Patents have been granted.  The Preexisting Licenses are not being assigned hereunder and Seller shall continue to remain liable as the “licensor” thereunder, however title is taken subject to Preexisting Licenses.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

8.5
Conduct.  Seller or its agents or representatives have not knowingly engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate any of the Acquisition Patents or hinder their enforcement, including, without limitation, misrepresenting Seller’s patent rights to a standard-setting organization.

8.6
Enforcement.  Seller has not put a third party on notice of actual or potential infringement of any of the Acquisition Patents. Seller has not invited any third party to enter into a license under any of the Acquisition Patents. Seller has not initiated any enforcement action with respect to any of the Acquisition Patents.

8.7
Patent Office Proceedings.  To Seller’s best knowledge, none of the Acquisition Patents has been or is currently involved in any reexamination, reissue, interference proceeding, or any similar proceeding, or that any such proceedings are pending or threatened.

8.8	Fees. All maintenance fees, annuities, and the like due on the Acquisition Patents until the lapse of ninety (90) days following the Closing Date have been timely paid.

8.9
Validity and Enforceability.  The Acquisition Patents have never been found invalid or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding, and Seller does not know of and has not received any notice or information of any kind from any source suggesting that the Acquisition Patents may be invalid or unenforceable.

8.10
No Joint Development Activity. To Seller’s best knowledge, no Acqusition Patent (i) is the product or subject of any joint development activity or agreement with any third party; (ii) is the subject of any consortia agreement; or (iii) has been financed in whole or in part by any third party.

8.11	Terminal Disclaimers. There are no terminal disclaimers of any kind related to or affecting any of the Assigned Patent Rights.

8.12	Pending United States Applications. There are no pending US patent applications of any kind constituting an Assigned Patent Right.

8.13
Patent Marking.  Seller has addressed patent marking for its products and services by maintaining a website at www.delphi.com/pdf/dti/delphi-us-patents-august-2012.pdf.  To Seller’s best knowledge, no licensee under the Assigned Patent Rights would be required to mark any product or services under the Acquisition Patents and/or their containers, labels, and/or other packaging with any applicable patent numbers.

9.	Representations And Warranties Of Purchaser.

Purchaser hereby represents and warrants to Seller as follows that, as of the Effective Date:

9.1	Purchaser is a corporation organized under the laws of Delaware.

9.2
Purchaser has the full power and authority, and has obtained all third party consents, approvals or other authorizations required, to enter into this Agreement and to carry out its obligations hereunder.

10.	Miscellaneous

10.1
Limitation of Liability.  SELLER’S TOTAL LIABILITY UNDER THIS AGREEMENT WILL NOT EXCEED THE AGGREGATE OF THE AMOUNTS PAID TO SELLER.  PURCHASER ACKNOWLEDGES THAT THIS LIMITATION ON SELLER’S POTENTIAL LIABILITY WAS AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

10.2
Limitation on Consequential Damages.  NEITHER PARTY WILL HAVE ANY OBLIGATION OR LIABILITY (WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED), REPRESENTATION, STRICT LIABILITY OR PRODUCT LIABILITY), FOR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSS OF REVENUE, PROFIT, SAVINGS OR BUSINESS ARISING FROM OR OTHERWISE RELATED TO THIS AGREEMENT, EVEN IF A PARTY OR ITS EMPLOYEES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.3
Compliance With Laws. Notwithstanding anything contained in this Agreement to the contrary, the obligations of the parties will be subject to all laws, present and future, of any government having jurisdiction over the parties and this transaction, and to orders, regulations, directions or requests of any such government.

10.4
Assignment.  Except as permitted hereunder, Seller shall not assign nor transfer this Agreement, or any right, benefit or obligation hereunder, including for the avoidance of doubt, the License, including by a change of control (which shall be deemed an assignment and similarly limited), operation of law or otherwise other than as provided in Section 10.4(a) below.

(a)
  Notwithstanding the foregoing limitations on assignment, Seller may assign all or the pertinent part of its rights, benefits and obligations under this Agreement to an Affiliate or to any Person that acquires, by purchase of stock, purchase of assets, merger, or other form of transaction, all or substantially all of Seller’s equity or assets or all or substantially all of a portion of Seller’s business or assets primarily relating to any of the Acquisition Patents (an “Acquirer” and a “Sale Transaction,”respectively); provided that (i) the Acquirer is not a party to a patent assertion claim or infringement action or suit involving one or more of the Acquisition Patents prior to the Sale Transaction; (ii)  the Acquirer’s use of the License will be limited to the terms thereof, shall apply strictly to the Licensed Products in existence as of the date of such Sale Transaction (and updates and upgrades thereto and natural evolutions thereof) and in no event will extend to any other products, processes or services of the Acquirer or its Affiliates; and (iii) within thirty (30) days after the transaction with the Acquirer, Seller provides Purchaser with written notice of the transaction, which notice will contain: (x) the effective date of the transaction, (y) a description of the transaction, and (z) a representation and warranty that to Seller’s knowledge the condition set forth in (i) above is met.

(b)
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Any attempted assignment in violation of Section 10.4(a) shall be void. For the avoidance of doubt, Purchaser is permitted to sell, assign, or otherwise transfer any of the Acquisition Patents (“Transferred Patents”) without Seller’s consent; provided that the License and covenants of Purchaser contained herein with respect to the License shall run with the rights being sold, assigned, or transferred and the Transferred Patents and shall be binding on any successors-in-interest, transferees, or assigns thereof.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

10.5
Confidentiality of Terms.  The parties hereto will keep the terms and existence of this Agreement and the identities of the parties and their Affiliates hereto confidential and will not now or hereafter divulge any of this information to any third party except (a) with the prior written consent of the other party; (b) as otherwise may be required by law or legal process to any governmental body having jurisdiction and specifically requiring such disclosure; (c) subject to obligations of confidentiality and/or privilege at least as stringent as those contained herein, to legal and financial advisors in their capacity of advising a party in such matters; (d) during the course of litigation, so long as the disclosure of such terms and conditions is restricted in the same manner as is the confidential information of other litigating parties; (e) in confidence to its legal counsel, accountants, banks and financing sources and their advisors solely in connection with complying with financial obligations hereunder; (f) subject to obligations of confidentiality and/or privilege at least as stringent as those contained herein, to a counterparty engaged in due diligence in connection with a proposed merger, acquisition, reorganization, or financing of all or substantially of a Party’s assets or equity or in connection with a proposed sale or exclusive license of the Assigned Patent Rights, as applicable;  (g) by Purchaser, in order to perfect Purchaser’s interest in the Assigned Patent Rights with any governmental patent office (including, without limitation, recording the Executed Assignment in any governmental patent office); (h) to enforce Purchaser’s right, title and interest in and to the Assigned Patent Rights; or (i) for the purposes of disclosure in connection with the Securities and Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and any other reports filed with the Securities and Exchange Commission, or any other filings, reports or disclosures that may be required under applicable laws or regulations provided that, in (b) and (d) above, (1) the disclosing party will use all legitimate and legal means available to minimize the disclosure to third parties, including, without limitation, seeking a confidential treatment request or protective order whenever appropriate or available; and (2) the disclosing party will provide the other party with at least ten (10) days’ prior written notice of such disclosure.

10.6
Governing Law.  This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule.

10.7
Dispute Resolution.  Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any and all claims, disputes or controversies arising under, out of, or in connection with the Agreement which the parties will be unable to resolve within sixty (60) days will be mediated in good faith. The party raising such dispute will promptly advise the other party of such claim, dispute or controversy in a writing which describes in reasonable detail the nature of such dispute. By not later than five (5) business days after the recipient has received such notice of dispute, each party will have selected for itself a representative who will have the authority to bind such party, and will additionally have advised the other party in writing of the name and title of such representative. By not later than ten (10) business days after the date of such notice of dispute, the party against whom the dispute will be raised will select a qualified mediation firm in the State of Michigan and such representatives will schedule a date with such firm for a mediation hearing. The parties will enter into good faith mediation and will share the costs equally. If the representatives of the parties have not been able to resolve the dispute within thirty (30) days after such mediation hearing, the parties will have the right to pursue any other remedies legally available to resolve such dispute in the Courts of the State of Michigan to whose jurisdiction for such purposes Seller and Purchaser each hereby irrevocably consents and submits. Notwithstanding the foregoing, nothing in this Article will be construed to waive any rights or timely performance of any obligations existing under this Agreement.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

10.8
Notices.  All notices given hereunder will be given in writing, will refer to this Agreement and will be: (i) personally delivered, (ii) delivered prepaid by an internationally recognized express courier service, or (iii) sent postage prepaid registered or certified U.S. mail (return receipt requested) to the address set forth below:

If to Seller	If to Purchaser
Delphi Technologies, Inc. M/C 483-400-404 5725 Delphi Drive Troy, MI 48098-2815 USA Tel: 248 813 1200 Fax: 248 813 1211 Attn: Vice President, Intellectual Property	Loopback Technologies, Inc. 2331 Mill Road Suite 100 Alexandria, VA 22314 Tel: 703 232 1701 Fax: 703 997 7320 Attn: Doug Croxall, CEO

Notices are deemed given on (a) the date of receipt if delivered personally or by express courier (or if delivery refused, the date of refusal), or (b) the fifth (5th) calendar day after the date of posting if sent by US mail. Notice given in any other manner will be deemed to have been given only if and when received at the address of the Person to be notified.  Either party may from time to time change its address for notices under this Agreement by giving the other party written notice of such change in accordance with this Section.

10.9
Relationship of Parties. The parties are independent contractors and not partners, joint ventures, or agents of the other. Neither party assumes any liability of or has any authority to bind, or control the activities of, the other.

10.10
Severability.  If any provision of this Agreement is found to be invalid or unenforceable, then the remainder of this Agreement will have full force and effect, and the invalid provision will be modified, or partially enforced, to the maximum extent permitted to effectuate its original objective.

10.11
Waiver.  Failure by either party to enforce any term of this Agreement will not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the parties.

10.12
Miscellaneous.  Except for the Common Interest Agreement entered into by the Parties effective October 12, 2013, this Agreement, including its exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions.  Neither of the parties will be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. No oral explanation or oral information by either party hereto will alter the meaning or interpretation of this Agreement.  No amendments or modifications will be effective (except for the updating of Exhibit A-1 by Purchaser as contemplated in Section 3 hereof) unless in writing and signed by authorized representatives of both parties.  The following exhibits are attached hereto and incorporated herein: Exhibit A-1 (entitled “Acquisition Patents”); Exhibit A-2 (“Available Patents”); Exhibit B (entitled “Patent Assignment Agreement”, Seller to Purchaser); Exhibit C (entitled “Document Request Form”); Exhibit E (entitled “Inventor Agreement”); Exhibit F (entitled “Inventor Oath and Declaration”); Exhibit G (entitled “Preexisting Licenses).  In the event of any inconsistencies between the terms of this Patent Purchase Agreement and any of the Exhibits, the terms of this Patent Purchase Agreement shall prevail.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

10.13
Counterparts; Electronic Signature.  This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument. Each party will execute and deliver to the other parties a copy of this Agreement bearing its original signature. Prior to such execution and delivery, in order to expedite the process of entering into this Agreement, the parties acknowledge that Transmitted Copies of this Agreement will be deemed original documents.  “Transmitted Copies” means copies that are reproduced or transmitted via email of a .pdf file, photocopy, facsimile or other process of complete and accurate reproduction and transmission.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

In witness whereof, the parties have caused this Patent Purchase Agreement to be executed as of the Effective Date by their respective duly authorized representatives.

DELPHI TECHNOLOGIES, INC.	LOOPBACK TECHNOLOGIES INC.
By: /s/ John Carney	By: /s/ Doug Croxall

Name: John Carney	Name: Doug Croxall

Title: Vice President	Title: CEO

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

Exhibit A-1

ACQUISITION PATENTS

Docket No.	Appln. No.	Patent No.	Patent Title
DP-308892	10/340,053	6745582	HVAC control method for a remote start motor vehicle
DP-309659	10/700,208	7280662	Time-shifting data in digital radio system
G-11317	08/185,342	5394326	Air bag deployment control system and method
G-11571	08/157,512	5430649	SIR deployment method based on occupant displacement and crash severity
G-11647	08/133,351	5408448	Device and method for CD shuffle play
H-174316	08/205,468	5461567	Supplemental inflatable restraint system having a rear impact algorithm for seat belt pretensioner
H-184878	08/441,107	5712625	Vehicle operator verification system that prevents vehicle adapting systems from adapting
H-190375	08/558,124	5670962	Transmit power control for automotive radar system
H-195076	08/762,090	5714927	Method of improving zone of coverage response of automotive radar
H-195425	08/610,021	6175299	Analog signal processing system for determining airbag deployment
H-195546	08/566,029	5732375	Method of inhibiting or allowing airbag deployment
H-196686	08/695,814	5999871	Control method for variable level airbag inflation
H-198088	08/868,338	6012007	Occupant detection method and apparatus for air bag system
H-199337	08/927,588	5801619	Analog signal processing system and decision logic for controlling airbag deployment
H-203655	09/192,523	6219606	Restraint deployment control method having a delayed adaptable deployment threshold
H-204666	09/309,848	6151540	Dynamic occupant position detection system and method for a motor vehicle

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

Exhibit A-2

*

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

Exhibit B
ASSIGNMENT AGREEMENT

This Assignment Agreement (the “Agreement”) is made and entered into this ___ day of ________, 2013 (the “Effective Date”), by Delphi Technologies, Inc., a Delaware corporation, having an address at 5725 Delphi Drive, Troy, MI 48098-2815 (“Assignor”) and Loopback Technologies, Inc., a Delaware corporation having and address at  2331 Mill Road Suite 100 Alexandria, VA 22314 (“Assignee”).

RECITALS

A.              Assignor is the owner of (select as appropriate):

☐	the United States Patents set forth on Exhibit A hereto (the “U.S. Patents”);

☐	the non-United States patents set forth on Exhibit B hereto (the “Foreign Patents”);

☐	the United States patent applications set forth on Exhibit C hereto (the “U.S. Patent Applications”);

☐	the United States provisional patent applications set forth on Exhibit D hereto (the “U.S. Provisional Patent Applications”); and/or

☐	the foreign patent applications set forth on Exhibit E hereto (the “Foreign Patent Applications”);

which collectively shall be referred to herein as the “Patents”.

B.              Assignor and Assignee have agreed by way of a purchase agreement (the “Purchase Agreement”) dated _____, 2013, by and between Assignor and Assignee, the terms of which are incorporated herein by reference, that Assignor shall sell, transfer, and assign and set over unto Assignee and Assignee shall accept, all rights, title and interest in and to the Patents as specified in this Agreement.  In the event of any conflict between the terms of this Patent Assignment Agreement and the referenced Purchase Agreement, the terms of the Purchase Agreement shall prevail,

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, and the covenants and agreements in this Assignment, Assignor and Assignee agree as follows:

1.               Assignor does hereby sell, transfer, convey, assign and deliver to Assignee all of Assignor's right, privilege, title and interest in, to and under the Patents and in the case of patent applications in and to any patents that may issue therefrom, including, in all instances, any counterparts of any of the foregoing applications in any jurisdiction throughout the world, and any and all divisions, continuations, reissues or reexaminations of any of the foregoing, and, further, all applications for industrial property protection, including without limitation, all applications for patents, utility models, copyright, and designs which may hereafter be filed for any inventions described in said Patents in any country or countries, together with the right to file such applications and the right to claim for the same the priority rights derived from the inventions and the Patents under the laws of the United States, the International Convention for the Protection of Industrial Property, or any other international agreement or the domestic laws of the country in which any such application is filed, as may be applicable, in each instance the same to be held by Assignee for Assignee's own use and enjoyment, and for the use and enjoyment of Assignee's successors, assigns and other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignor if this Assignment and sale had not been made; together with all claims for damages, royalties, income or other remuneration (hereinafter “Damages”) by reason of past, present and future infringements of the Patents or other rights being assigned hereunder, along with the right to sue for and collect such Damages for the use and benefit of Assignee and its successors, assigns and other legal representatives.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

2.               Insofar as this assignment concerns European patents and patent applications, Assignor does hereby declare that it is the owner of said Patents and that Assignor has assigned same, along with all rights and duties appurtenant thereto, to Assignee and agree that the assignment will be recorded in the register with the European Patent Office; and Assignee hereby declares that Assignee has agreed to the assignment of the aforementioned Patents to it and that Assignee will simultaneously apply for recording of the assignment in the register with the European Patent Office.

3.               Assignor hereby authorizes and requests the Commissioner for Patents of the United States, and any officer of any country or countries foreign to the United States, whose duty it is to issue patents or other evidence or forms of intellectual property protection or applications as aforesaid, to issue the same to Assignee and its successors, assigns and other legal representatives in accordance with the terms of this instrument.

4. Assignor agrees that, whenever reasonably requested by Assignee, Assignor will execute all papers, take all rightful oaths, and do all acts which may be reasonably necessary for securing and maintaining the Patents in any country and for vesting title thereto in Assignee, its successors, assigns and legal representatives or nominees.

5. Assignor authorizes and empowers Assignee, its successors, assigns and legal representatives or nominees, to invoke and claim for any application for patent or other form of protection for the inventions, the benefit of the right of priority provided by the International Convention for the Protection of Industrial Property, as amended, or by any convention which may henceforth be substituted for it, or any other international agreement or the domestic laws of the country in which any such application is filed, as may be applicable, and to invoke and claim such right of priority without further written or oral authorization from Assignor.

6. Assignor hereby acknowledges and agrees that all of the rights, title and interest in and to the Patents sold, transferred, assigned and set over to Assignee hereunder include all income, royalties, damages and payments now or hereafter due or payable with respect thereto, and all causes of action (whether in law or equity) and the right to sue, counterclaim, and recover for the past, present and future infringement of the rights assigned or to be assigned hereunder.

7. Assignor hereby consents that a copy of this Agreement shall be deemed a full legal and formal equivalent of any assignment, consent to file or like document that may be required in any country for any purpose and more particularly in proof of the right of Assignee or nominee to claim the aforesaid benefit of the right of priority provided by the International Convention for the Protection of Industrial Property, as amended, or by any convention which may henceforth be substituted for it.

[Signature Page Follows]

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

IN WITNESS WHEREOF, the Parties have executed this Assignment on the Effective Date written at _________________________________.

Assignor: ________________________

By:

Name:

Title:

Assignee:

By:

Name:

Title:

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

EXHIBIT A

TO ASSIGNMENT AGREEMENT

U.S. PATENTS
Title	Patent Number	Issue Date

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

EXHIBIT B

TO ASSIGNMENT AGREEMENT

NON-US PATENTS
Title	Patent Number	Issue Date

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

EXHIBIT C

TO ASSIGNMENT AGREEMENT

U.S. PATENT APPLICATIONS
Title	Application Number	Filing Date

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

EXHIBIT D

TO ASSIGNMENT AGREEMENT

U.S. PROVISIONAL PATENT APPLICATIONS

Title	Application Number	Filing Date	Inventor(s)

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

EXHIBIT E

TO ASSIGNMENT AGREEMENT

NON-U.S. PATENT APPLICATIONS

Title	Application Number	Filing Date

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

Exhibit C

DOCUMENT REQUEST FORM
___________, 2013

Delphi Technologies, Inc.
5725 Delphi Drive, Troy
MI 48098-2815 USA

Attn: John Carney

Re: Documents related to the Patent Families as Listed on Exhibit A-1 to the Proposed Purchase Agreement between Loopback Technologies, Inc.and Delphi Technologies, Inc.

Dear Mr. Carney:

Reference is made to the proposed purchase agreement (“Agreement”) between Loopback Technologies, Inc. (“Buyer”) and Delphi Technologies, Inc. (“Seller”). Defined terms used in this letter are as defined in the Agreement. Buyer has requested, pursuant the Agreement that Seller deliver originals of the Documents (or to the extent such originals cannot be provided, true copies thereof) and/or confirm to Buyer that there are no other Documents in the custody or control of Seller, its agents, counsel or related parties.

“Documents” is defined in the Agreement as “all patent prosecution files and all other documents, communications and files (electronic or otherwise) regarding the  ownership, prosecution, maintenance and enforcement of the fifteen (15) Patent Families identified in Exhibit A-1 on the Effective Date to the extent the same are in the possession or control of the patent department of Seller, any affiliate of Seller or their respective counsel, agents or related parties, including, but not limited to those documents listed on the Document Request Form attached hereto as Exhibit C.”  For purposes of clarification only, and without derogating from the definition set forth in the Agreement, below is a non-exclusive list of documents that fall within this description.  Pursuant the Agreement , Buyer requests that Seller conduct a thorough and diligent search for all Documents in its custody or control, and that of its agents, counsel or related parties, including, but not limited to, such Documents which are listed below.

1.	File histories including
a.	Prosecution file history for the Patent Families listed in Exhibit A-1 of the Agreement (“Patents”), including:
i.	File histories of any Patent
ii.
File histories of any parent, child or other related patents/applications (i.e. those that claim priority to any  Patent or that any  Patent either claims priority to and/or incorporates by reference) – regardless of whether they are listed in  the Exhibits to the Agreement and regardless of whether the related patents are abandoned or alive

iii.	All communications retained in the files with, by and to prosecution counsel or agent with respect to the Patents
iv.	File-stamped copies of all assignment records for all Patents (including copies of all supporting documentation) to the extent retained in the files
b.	Any prior art references that have been retained in the files
c.	Pre-filing documents retained in the files such as:
i.	Invention disclosure records
ii.	Inventor notebooks
iii.	Memos, notes, letters, emails etc. requesting that a patent application be prepared
iv.	Memos, notes, letters, emails etc. discussing the decision of whether to file a patent application

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

v.	Memos, notes, letters, emails etc. discussing or describing any products that the proposed invention relates to
vi.
Documents, including without limitation any memos, notes, letters, emails, presentations, etc. related to or arising from any efforts to create products based on the proposed inventions, relating to the design, development, marketing, sale, offers for sale, public disclosure, or ownership of the products, the proposed inventions and/or patents, including any agreements with third parties (e.g. joint development (or similar) agreements or non-disclosure agreements).

vii.	All documents related to the conception, reduction to practice, or development of the invention.
d.	Post-issuance documents such as:
i.	Ribbon copies of the Patents
ii.	Certificates of correction and related documents (notes, memos etc related to requests for correction)
iii.	Re-examinations; reissues; post grant review/challenges
iv.	Memos regarding payment of maintenance fees and/or annuities (including recommendations of whether or not to pay maintenance fees)
2.
Any agreements granting any rights under the Patents (including without limitation any licenses, releases, covenants not to sue or any other grant or right) related to or arising from the Patents and applications (including the related patents and applications described in 1.a.i.).  Without limiting the foregoing, Seller is requested to provide an example, sample or representative agreement reflecting the terms and conditions contained in the  “Pre-existing Licenses” including but not limited to those Pre-existing Licenses identified on Exhibit G of the Agreement.

3.
Any documents discussing enforcement, threatened enforcement, investigation of infringement, licensing (including all offers to license), liens or charges, valuation, granting any rights under any of the claims of the acquired patents (including releases, covenants not to sue or any other grant or right) or other monetization related to or arising from the Patents (regardless of whether they are listed in Exhibit I as described in 1.a.ii. above) including:

a.
Documents that relate in any way to an evaluation of the Patents including without limitation documents that relate to strengths, weaknesses etc of the enforceability and/or validity of the patents, infringement and/or non-infringement of any specific entity or by industries in general

b.	Documents that relate to the enforceability of the Patents
c.	Documents that relate to the validity of the Patents
d.	Documents that either are, or discuss a damages analysis regarding any of the Patents
4.
Any documents related to marking of patented articles including articles made by Seller that were or should have been marked, and marking requirements (including steps taken to enforce marking requirements) in any agreements identified pursuant to request 2 above

5.	Assignments of the Patents (regardless of whether they are listed in Exhibit I as described in 1.a.ii. above)
6.	Any documents relating to governmental incentives or other programs relating to the technology underlying the Patents.
7.	Names of law firms and/or individual lawyers involved in any of the Patents so that the privileged nature of any produced documents can be determined
8.	Documents related to each named inventor of the Patents (redacted as necessary to preserve information of a personal nature not essential to the evaluation of the Patents) including:
a.	Employment agreements with each inventor
b.	Patent Assignments signed by each inventor
c.	Invention Assignments signed by each inventor
d.	Employment/HR records of each inventor –
e.	Separation agreements signed by any inventor
9.
A list of any proceedings or actions before any governmental entity (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) in which claims are being or were raised relating to the validity, enforceability, scope, ownership or infringement of any of the Patents

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

10.
Confirmation in writing that with respect to each Patent, it is currently in compliance with the legal requirements (including payment of filing, examination and maintenance fees and filing of any necessary oaths, proofs of use or other documents) for maintaining, registering, filing, certifying or otherwise perfecting or recording the same with or by such governmental entity, and, if not, the steps required to bring such item into compliance with same.

Seller is further requested to execute the applicable affidavit (either Attachment 1 or 2 hereto) and return the executed copy to Buyer.
Regards,

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

Attachment 1

AFFIDAVIT

Delphi Technologies, Inc.  has conducted a thorough and diligent search for all Documents in its custody or control and the custody and control of its agents, counsel and related parties, and hereby delivers those Documents to Buyer. Delphi Technologies, Inc. asserts that to its knowledge, there are no Documents that remain in its custody or control, or in the custody or control of its agents, counsel and/or related parties.

Delphi Technologies, Inc.
A Delaware company
By:  _____________________
Name: John Carney
Title: Vice President
Date:  ___________________
Address:
Delphi Technologies, Inc.
5725 Delphi Drive, Troy
MI 48098-2815 USA

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

AFFIDAVIT

Delphi Technologies, Inc. has conducted a thorough and diligent search for all Documents in its custody or control as well as the custody or control of its agents, counsel or related parties, and to its knowledge, confirms no such Documents exist.

Delphi Technologies, Inc.
A Delaware company
By:  _____________________
Name: John Carney
Title: Vice President
Date:  ___________________
Address:
Delphi Technologies, Inc.
5725 Delphi Drive, Troy
MI 48098-2815 USA

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

 Exhibit E

INVENTOR AGREEMENT

Name: ___________ Address: _____________
________________, 2013

Lillian Safran Shaked, Adv.
Shaked & Co. Law Offices
Electra Building
98 Yigal Alon St., 15th Fl.
Tel Aviv 67891, Israel
Tel: +972-3-372-1114
Fax: +972-3-372-1115
Email: lillian@shaked-law.com

Re:  Consulting Services for Patents

Dear Sir/Madam:

I am pleased to confirm my engagement by Shaked & Co. Law Offices (the “Firm”) in its capacity for one or more of its clients (the “Company”) to provide certain consulting services (“the Matter”) related to the patents listed on Exhibit A attached hereto (“the Patent(s)”). I understand the identity of the Company, and its interest in the Patent(s), are both highly confidential.

My  Services

I understand that you may intend my work, opinions, conclusions and communications to be covered by the attorney-client and work product privileges to the extent provided by law, and I will comply with any requests you make of me that are designed to preserve these privileges.  Even in the absence of a specific request, I will take reasonable measures to maintain information relating to the Matter (including this letter) in confidence.  Further, if I am contacted by anyone other than the Firm seeking release of such information, I will immediately notify you and cooperate with your instructions.  In addition, I understand that you will provide me with instructions regarding any document retention or document production procedures you expect me to follow.  I also understand that this agreement will transfer to subsequent counsel in the event that the Firm’s relationship with the Company terminates. I will execute any necessary agreement required to affect such transfer.

I will perform those services or tasks you request which are within my scope or practice relating to the Patent(s), in accordance with this letter agreement.

Fees and Expenses

My billing rate is $100.00 per hour. Prior to commencing any work hereunder, I will prepare a budget for such work, which will be subject to your prior approval. Subject to our agreement on the budget, I will bill on an hourly basis based on the actual hours worked.  I will bill you on a monthly basis.  My invoices will contain detailed descriptions of the work completed. In addition and subject to your prior approval, out of pocket expenses (including transportation, lodging, meals, communications, supplies, copying, etc.) will be billed at the actual amounts incurred by me and as against presentation of valid receipts therefor.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

General Business Terms

All right, title and interest in any work papers, reports or other documents I prepared in the course of this engagement, will become your sole and exclusive property.  I will retain sole and exclusive ownership of all right, title and interest in my work papers, proprietary information, processes, methodologies, know-how and software, provided the same existed prior to the commencement of my engagement hereunder and to anything which I may discover, create or develop during my provision of services that is unrelated to this engagement. To the extent my reports or other documents delivered to you contain my property, I grant you a non-exclusive, royalty-free license to use it in connection with the subject of the engagement. I will fully cooperate with you in order to sign, execute, make and do all such deeds, documents, acts and things as may be required to vest any such ownership rights in your name.

With respect to any information supplied in connection with this engagement and designated by either of us as confidential, or which the other should reasonably believe is confidential based on the subject matter or the circumstances of its disclosure, the other party agrees to protect the confidential information in a reasonable and appropriate manner, and use confidential information only to perform its obligations under this engagement and for no other purpose.

Within 30 days after the conclusion of this engagement, you may request that I (a) return to you all documents or copies of documents that you provided to me as well as work papers, reports or other documents I prepared in the course of this engagement or (b) destroy such materials, as certified to you.  If you do not timely request one of these options for disposition of materials, I may elect either option.  I will have the right to retain a copy of my reports or work papers for internal use, subject to the confidentiality and non-use provisions set forth above.

This engagement letter constitutes the entire understanding and agreement between us with respect to the services described above, supersedes all prior oral and written communications between us, and may be amended, modified or changed only in writing when signed by both parties.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

*    *    *    *    *    *

Please indicate your agreement to these terms by signing and returning to me the enclosed copy of this letter.  I appreciate the opportunity to be of service to you and look forward to working with you on this project.

Sincerely,

_________________________
[Name]
[Address]

Acknowledged & Accepted:

_________________________

By:           Lillian Safran Shaked, Adv. for Shaked & Co. Law Offices

Date:           ____________________________________

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

EXHIBIT A
THE PATENT(S)

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

Exhibit F

INVENTOR OATH AND DECLARATION

  Declaration for Utility and Design Patent Applications

As a below named inventor, I hereby declare that:

Each inventor’s residence, mailing address, and citizenship are as stated below next to his or her name.

I believe the inventors named below to be the original and first inventor(s) or original, first, and joint inventor(s) of the subject matter which is claimed and for which a patent is sought on the invention entitled

Insert Title: ___________________________________________________________

the application of which is attached hereto unless the following is checked

 was filed on  　　　     as United States Application Number  　　　     and was filed on  　　　     as PCT International Application Number  　　　     and was amended on  　　　     (if applicable).

The above-identified application was made or authorized to be made by me.

I hereby state that I have reviewed and understand the contents of the above-identified application, including the claim(s), as amended by any amendment specifically referred to above.

I acknowledge the duty to disclose information which is material to patentability as defined in 37 CFR 1.56, including for continuation-in-part applications, material information which became available between the filing date of the prior application and the national or PCT international filing date of the continuation-in-part application.

I hereby acknowledge that any willful false statement made in this declaration is punishable under section 1001 of title 18 by fine or imprisonment of not more than 5 years, or both.

Hereby executed by the undersigned on the date opposite the undersigned name:

Full Name of Sole/First Inventor

Inventor's Signature                                                                                     Date

Residence                                                                            Citizenship
(City, State, Country)                                                                             (Country)

Mailing Address

Full Name of Second/Joint Inventor

Inventor's Signature                                                                                     Date

Residence                                                                            Citizenship
(City, State, Country)                                                                             (Country)

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

Mailing Address

Full Name of Third/Joint Inventor

Inventor's Signature                                                                                     Date

Residence                                                                            Citizenship
(City, State, Country)                                                                             (Country)

Mailing Address

Full Name of Fourth/Joint Inventor

Inventor's Signature                                                                                     Date

Residence                                                                            Citizenship
(City, State, Country)                                                                             (Country)

Mailing Address

Full Name of Fifth/Joint Inventor

Inventor's Signature                                                                                     Date

Residence                                                                            Citizenship
(City, State, Country)                                                                             (Country)

Mailing Address

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

Exhibit G

PREEXISTING LICENSES

*

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.